EX. 99.1

SILVERLEAF RESORTS, INC.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
(214) 631-1166

Contact:	Harry J. White, Jr.
Chief Financial Officer
(214) 631-1166

SILVERLEAF RESORTS, INC.
ANNOUNCES EARNINGS FOR FIRST QUARTER ENDED
MARCH 31, 2005

     DALLAS, TEXAS. (May 13, 2005) -— Silverleaf Resorts, Inc. (OTC:SVLF) today announced its financial results for the quarter ended March 31, 2005.

     For the first quarter of 2005, net income was $2.5 million, or $0.06 per diluted share, on 39 million weighted average common and common equivalent shares outstanding. For the same period of 2004, Silverleaf reported net income of $2.3 million, or $0.06 per diluted share. Total revenue for the period was $42.1 million, as compared to $42.5 million during the first quarter of 2004. Vacation interval sales were $30.1 million for the first quarter of 2005, a $1.9 million decrease from vacation interval sales in the same period of 2004.

     Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates 13 timeshare resorts in various stages of development. Silverleaf Resorts offer a wide array of country club-like amenities, such as golf, swimming, horseback riding, boating, and many organized activities for children and adults.

     This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Cautionary Statements” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2004 Annual Report on Form 10-K (pages 19 through 27 thereof) filed on March 25, 2005.

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Revenues:
Vacation Interval sales	$30,137	$31,987
Sampler sales	641	446

Total sales	30,778	32,433
Interest income	9,757	8,926
Management fee income	450	300
Gain on sales of notes receivable	669	426
Other income	426	392

Total revenues	42,080	42,477
Cost and Operating Expenses:
Cost of Vacation Interval sales	4,718	6,035
Sales and marketing	17,184	16,467
Provision for uncollectible notes	5,275	6,400
Operating, general and administrative	6,728	6,180
Depreciation and amortization	798	901
Interest expense and lender fees	4,385	4,282

Total costs and operating expenses	39,088	40,265
Income before benefit (provision) for income taxes and discontinued operations	2,992	2,212
Benefit (provision) for income taxes	(598)	3

Net income from continuing operations	2,394	2,215
Discontinued Operations
Income from discontinued operations (net of taxes)	128	129

Net income	$2,522	$2,344

Basic income per share:
Net income from continuing operations	$0.07	$0.06

Income from discontinued operations	$—	$—

Net income	$0.07	$0.06

Diluted income per share:
Net income from continuing operations	$0.06	$0.06

Income from discontinued operations	$—	$—

Net income	$0.06	$0.06

Weighted average basic shares outstanding:	36,861,169	36,841,557

Weighted average diluted shares outstanding:	38,943,016	38,885,864

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2005	2004
ASSETS
Cash and cash equivalents	$8,359	$10,935
Restricted cash	3,877	3,428
Notes receivable, net of allowance for uncollectible notes of $52,741 and $52,506, respectively	193,946	196,466
Accrued interest receivable	2,130	2,207
Investment in special purpose entity	3,702	5,173
Amounts due from affiliates	124	288
Inventories	112,691	109,303
Land, equipment, buildings, and utilities, net	11,777	24,375
Land held for sale	2,991	2,991
Prepaid and other assets	12,004	14,340

TOTAL ASSETS	$351,601	$369,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$9,012	$7,980
Accrued interest payable	1,329	1,302
Amounts due to affiliates	1,253	929
Unearned revenues	5,736	4,634
Notes payable and capital lease obligations	195,392	218,310
Senior subordinated notes	34,883	34,883

Total Liabilities	247,605	268,038

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock, 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 37,249,006 shares issued, 36,876,616 shares outstanding at March 31, 2005, and 36,860,238 shares outstanding at December 31, 2004	372	372
Additional paid-in capital	116,426	116,614
Retained deficit	(8,392)	(10,914)
Treasury stock, at cost, 372,390 shares at March 31, 2005 and 388,768 shares at December 31, 2004	(4,410)	(4,604)

Total Shareholders’ Equity	103,996	101,468

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$351,601	$369,506